CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
SecureAlert, Inc.

We consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-169324) of our report dated December 28, 2010, relating to the consolidated financial statements of SecureAlert, Inc. and Subsidiaries for the year ended September 30, 2010.

We also consent to the use of our name and the reference to us in the “Experts” section of the Registration Statement.

HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah
January 7, 2011